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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Peoples BancTrust Company, Inc. on Form S-3 (File No. 33-60935) and Form S-8 (File No. 333-43363) of our report dated February 6, 1998, except Note 18 as to which the date is March 6, 1998, on our audits of the consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.


                                  /s/ Coopers & Lybrand LLP


Birmingham, Alabama
March 26, 1998